EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-230092, 333-223514, 333-210171 and 333-205253) and Form S-3 (No. 333-216735) of Seres Therapeutics, Inc. of our report dated March 2, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 2, 2020

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